AMENDMENT TO THE THIRD AMENDED AND RESTATED AGREEMENT
                            OF LIMITED PARTNERSHIP OF
                         HALLWOOD ENERGY PARTNERS, L.P.


     This Amendment ("Amendment") to the Third Amended and Restated Agreement of Limited Partnership (the "Agreement") of Hallwood Energy Partners, L.P. (the "Partnership"), is executed as of November 26, 1996, by The Hallwood Group Incorporated, a Delaware corporation, as the outgoing general partner of the Partnership on behalf of itself and the Limited Partners on the books and records of the Partnership, pursuant to the powers of attorney executed by such Limited Partners, and by HEPGP Ltd., the incoming general partner of the Partnership.

     WHEREAS, the Third Amended and Restated Agreement of Limited Partnership of Hallwood Energy Partners, L.P. was entered into on May 9, 1990, with Hallwood Energy Corporation as the sole general partner.

     WHEREAS, Hallwood Energy Corporation was merged into The Hallwood Group Incorporated effective November 26, 1996;

     WHEREAS, pursuant to Sections 11.2(b) and 12.3 of the Agreement, The Hallwood Group Incorporated assumed the rights and duties of the General Partner as a result of its merger with Hallwood Energy Corporation;

     WHEREAS, the General Partner has determined that the Agreement permits, and that it is in the best interest of the Partnership to effect, the Amendment of the Partnership to authorize the transfer of the general partner interest to a limited partnership 100% of the interest of which is owned by The Hallwood Group Incorporated;

     WHEREAS, the General Partner has determined that the Agreement permits, and that it is in the best interest of the Partnership to effect, the transfer of the general partner interest in the Partnership to HEPGP Ltd., a limited partnership 100% of the interest of which is owned by The Hallwood Group Incorporated, with the effect that HEPGP Ltd. become the new general partner of the Partnership.

     NOW, THEREFORE, the Agreement is hereby amended as follows:

     1. Section 11.2(b) of the Agreement is revised to read in its entirety as follows:

          "(b) Neither subsection (a) of this Section nor any other provision of this Agreement shall be construed to prevent (and all Partners hereby expressly consent to) the transfer by the General Partner upon its merger or consolidation into any other corporation, the transfer by it of all or substantially all of its assets to another corporation, and the assumption of the rights and duties of the General Partner by the transferee corporation or the transfer by it of its Partnership Interest as a General Partner to a corporation, partnership, limited liability company or other entity, all of the equity interests of which are owned, and continue to be owned, directly or indirectly by the transferor; provided the transferee certifies that it is a United States Citizen, and furnishes to the Partnership an Opinion of Independent Counsel that such merger, consolidation, transfer or assumption will not result in a loss of limited liability of any Limited Partner, or the limited partner in any Operating Partnership or result in the Partnership, or any Operating Partnership, being treated as an association taxable as a corporation for federal income tax purposes."

     2. That HEPGP Ltd. be and it is hereby admitted and substituted as the general partner of the Partnership for all purposes, The Hallwood Group Incorporated is withdrawn as the general partner of the Partnership, and all references to the General Partner in the Agreement shall refer to HEPGP Ltd.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

                     OUTGOING GENERAL PARTNER:

                     THE HALLWOOD GROUP INCORPORATED


                     By:_________________________________________
                     Name:_______________________________________
                     Title:______________________________________

                     INCOMING GENERAL PARTNER:

                     HEPGP LTD.


                     By:      Hallwood G.P., Inc.


                              By:____________________________________________
                              Name:__________________________________________
                              Title:_________________________________________

                     LIMITED PARTNERS

                     By:      The Hallwood Group Incorporated,
                              as Attorney-in-Fact for each of the
                                Limited Partners


                              By:____________________________________________
                              Name:__________________________________________
                              Title:_________________________________________





THE STATE OF TEXAS          )
                            )ss.
COUNTY OF DALLAS            )


     BEFORE ME, the undersigned authority, on this day personally appeared _____________________________, _____________________ of The Hallwood Group
Incorporated, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same on behalf of for the purposes and consideration therein expressed.



                                 Notary Public in and for the State of Texas

                                 --------------------------------------------
                                                 Print Name

                             My Commission Expires:__________________________


THE STATE OF TEXAS          )
                            )ss.
COUNTY OF DALLAS            )


     BEFORE ME, the undersigned authority, on this day personally appeared _____________________________, _____________________ of HEPGP Ltd., known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same on behalf of for the purposes and consideration therein expressed.


                                                                               -
                                  Notary Public in and for the State of Texas

                                  --------------------------------------------
                                                 Print Name

                                My Commission Expires:________________________

THE STATE OF TEXAS          )
                            )ss.
COUNTY OF DALLAS            )


     BEFORE ME, the undersigned authority, on this day personally appeared _____________________________, _____________________ of The Hallwood Group
Incorporated, as Attorney-in-Fact for the Limited Partners, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same on behalf of for the purposes and consideration therein expressed.



                                  Notary Public in and for the State of Texas

                                  --------------------------------------------
                                                 Print Name

                                My Commission Expires:________________________